  Exhibit 10.1

EXCHANGE AGREEMENT, CONSENT AND WAIVER

This Exchange Agreement, Consent and Waiver (this “Agreement”) is dated as of July 9, 2020, by and among ImageWare Systems, Inc., a Delaware corporation (the “Company”), and each of the signatories to this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, the Stockholders previously purchased shares of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) on or about September 15, 2017 (“Original Issue Date”), which Series A Preferred are entitled to a dividend payable quarterly by the Company (“Quarterly Dividends”); and

WHEREAS, the Company paid Quarterly Dividends through December 31, 2019, and is delinquent in paying Quarterly Dividends for the quarters ended March 31, 2020 and June 30, 2020;

WHEREAS, in consideration for the Stockholders agreement to waive Quarterly Dividends for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020, and to provide the Company with the ability to obtain necessary working capital, each of the Stockholders agrees to (i) waive the Quarterly Dividends payable for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020; (ii) exchange one-half of the Series A Preferred beneficially owned by each Stockholder on the date hereof for an equivalent number of newly created Series A-1 Convertible Preferred Stock (“Series A-1 Preferred”); and (iii) to consent to the creation of senior securities that rank senior to the Series A Preferred and Series A-1 Preferred, each on the terms and conditions particularly set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Securities Exchange.

(a) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, each Stockholder agrees to return to the Company that number of shares of the Company’s Series A Preferred appearing on their respective signature page to this Agreement (the “Exchange Shares”), which Exchange Shares represent one-half (½) of the Series A Preferred beneficially owned by such Stockholder on the date of this Agreement, in exchange for the same number of shares of Series A-1 Preferred, the terms and conditions of which are set forth in the Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series A-1 Convertible Preferred Stock attached hereto as Exhibit A (“Series A-1 Certificate”). In consideration for the foregoing, the Company agrees to issue and deliver the Series A-1 Preferred to each Stockholder (the “Exchange”).

(b) Consummation of the Exchange, and the other agreements of the parties under the terms of this Agreement (the “Closing”), shall take place upon the satisfaction of each of the conditions set forth in Sections 8 and 9 hereof (the “Closing Date”)

(c) Within five business days after the Closing, the Company shall issue and deliver to each Stockholder a certificate evidencing the Series A-1 Preferred. To the extent not otherwise returned to the Company on or before the Closing, the Exchange Shares shall be deemed forfeited by the Stockholders and cancelled on the books and records of the Company effective as of the Closing Date.

2. Waiver. Effective upon Closing, the Quarterly Dividends required to be paid by the Company to each Stockholder pursuant to the terms of Section 2(a) of the Certificate of Designations, Preferences and Rights of Series A Preferred for the quarters ended March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 shall be waived. The parties agree and acknowledge that, as a result of the foregoing, Quarterly Dividends required to be paid to each of the Stockholders by the Company on each of March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020 shall terminate and be of no further force and effect.

3. Consent and Agreement.

(a) Effective at Closing, and by executing this Agreement below, each Stockholder agrees to the following: (i) in the event the closing volume weighted average closing price (“VWAP”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), for the five (5) trading days immediately preceding each Quarterly Dividend payment date, is $0.35 or above, the Company would have the right and option to either (y) pay the Stockholders the Quarterly Dividend according to the terms of the Series A Certificate, or (z) by delivering written notice to each Stockholder (“Notice”) require that each Stockholder convert at least one quarter (¼) of the Series A Preferred beneficially owned by each Stockholder into the same number of Series A-1 Preferred, and upon receipt of such Notice, each Stockholder agrees to surrender to the Company for cancellation on the books and records of the Company such Series A Preferred cancelled as a result of the foregoing; (ii) in the event the closing VWAP of the Company’s Common Stock for the five (5) trading days immediately preceding each Quarterly Dividend payment date, is less than $0.35, each Stockholder agrees to convert at least one quarter (¼) of the Series A Preferred beneficially by such Stockholder into the same number of Series A-1 Preferred, which conversion shall occur automatically without further action required by each such Stockholder; and (iii) the creation of (A) Series A-1 Preferred that ranks pari passu with the Series A Preferred, (B) Series C-1 Convertible Preferred Stock (“Series C-1 Preferred”), the terms and conditions of which are set forth in Certificate of Designations of Rights, Preferences, Privileges and Limitations of Series C-1 Preferred attached hereto as Exhibit B (“Series C-1 Certificate”), and (C) a newly created series of Preferred Stock (“Senior Preferred”), which Senior Preferred shall rank senior to the Series A Preferred and Series A-1 Preferred, provided that such Senior Preferred is only created and issued upon or concurrent with the consummation of a financing resulting in gross proceeds to the Company of at least $10.0 million (“Qualified Financing”). In the event the Company consummates a Qualified Financing, the Company may continue to offer such Senior Preferred until December 31, 2020; provided, however, the stated value of such Senior Security that may be offered and sold by the Company in connection with a Qualified Financing shall not exceed $15.0 million (“QF Maximum”); provided, further, that such QF Maximum shall not include any Senior Preferred issued to beneficial owners of Series C Preferred or Series C-1 Preferred issued by the Company in connection with the exercise of the Series C Option defined in Section 3(b) below.

(b) The parties agree and acknowledge that, by executing this Agreement below, and conditioned upon the execution of this Agreement by the holders of one-half (1/2) of the Series A Preferred issued and outstanding on the date of this Agreement, (i) the Company’s obligation to pay Quarterly Dividends on the Series A Preferred beneficially owned by each Stockholder for the remainder of 2020 shall terminate and be of no further force and effect; and (ii) the Company shall be authorized to (A) create a series of Preferred Stock, entitled Series A-1 Preferred, which Series A-1 Preferred shall rank pari-passu with the Series A Preferred and shall contain the other terms and conditions set forth in the Series A-1 Certificate, (B) create a series of Preferred Stock entitled Series C-1 Preferred, which Series C-1 Preferred shall rank senior to the Series A Preferred and Series A-1 Preferred, and shall contain the other terms and conditions set forth in the Series C-1 Certificate and, (C) subject to the consummation of a Qualified Financing, create a Senior Preferred that shall rank prior to the Series A Preferred. The parties further agree and acknowledge that, conditioned upon the beneficial owners of the Series C Convertible Preferred Stock (“Series C Preferred”) and Series C-1 Preferred investing at least an aggregate of $7.5 million in the Qualified Financing, each beneficial owner of Series C Preferred and Series C-1 Preferred shall have the right and option to exchange such Series C Preferred and Series C-1 Preferred beneficially owned by such owners into Senior Preferred, calculated based on the liquidation value of such Series C Preferred and Series C-1 Preferred actually exchanged for Senior Preferred (the “Series C Option”). By way of example, a beneficial owner of Series C Preferred with a stated value of $100,000 that elects to exercise the Series C Option will have the right and option to exchange such Series C Preferred into Senior Preferred with a stated value of $100,000.

4. Termination of Warrants. At Closing, one-half (½) of the warrants originally issued to the Stockholders on the Original Issue Date in connection with the issuance of the Series A Preferred (“Cancelled Warrants”), entitling such Stockholders to purchase an aggregate of up to 1.7 million shares of Common Stock, shall be cancelled and be of no further force and effect. In the event additional Series A Preferred are converted into Series A-1 Preferred per the terms of the Series A-1 Certificate, that number of additional warrants equal to the percentage of Series A Preferred converted into Series A-1 Preferred shall be cancelled and be of no further force and effect, and shall constitute additional Cancelled Warrants hereunder.

5. Registration Rights. The Company shall file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1 to register under the Securities Act of 1933 the shares of Common Stock issuable upon conversion of the Series A Preferred and Series A-1 Preferred, which registration statement shall be filed with the SEC on or before thirty (30) days following the Closing Date. Thereafter, the Company shall use its best efforts to the registration statement declared effective under the Securities Act of 1933, as amended (“Securities Act”).

6. Representations, Warranties and Covenants of the Stockholders. The Stockholders, individually and not jointly, hereby make the following representations and warranties to the Company, and covenants for the benefit of the Company:

(a) This Agreement has been duly authorized, validly executed and delivered by each Stockholder and is a valid and binding agreement and obligation of each Stockholder enforceable against them in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and each Stockholder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(b) Each Stockholder understands that the Series A-1 Preferred are being offered and sold in reliance on specific provisions of Federal and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Stockholder set forth herein for purposes of qualifying for exemptions from registration under the Securities Act and applicable state securities laws.

(c) Each Stockholder is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act.

(d) Each Stockholder will be acquiring the Series A-1 Preferred for their own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, each Stockholder does not covenant to hold the Series A-1 Preferred for any minimum period of time.

(e) The offer and sale of the Series A-1 Preferred are intended to be exempt from registration under the Securities Act, by virtue of Section 3(a)(9) and/or 4(2) thereof. Each Stockholder understands that the Series A-1 Preferred acquired hereunder are “restricted securities,” as that term is defined in the Securities Act and the rules thereunder, have not been registered under the Securities Act, and that none of the Series A-1 Preferred can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or the Company receives an opinion of counsel reasonably acceptable to the Company that an exemption from registration under the Securities Act is available (and then the Series A-1 Preferred may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

(f) Each Stockholder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Shares and Cancelled Warrants free and clear of all rights and Encumbrances (as defined below), and each Stockholder has full power and authority to transfer and dispose of the Exchange Shares and Cancelled Warrants free and clear of any right or Encumbrance. Other than the transactions contemplated by this Agreement, there is no outstanding plan, pending proposal, or other right of any person to acquire all or any of the Exchange Shares or Cancelled Warrants. Encumbrances shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

7. Representations, Warranties and Covenants of the Company. The Company represents and warrants the Stockholders, and covenants for the benefit of the Stockholders, as follows:

(a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

(b) The Series A-1 Preferred have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Series A-1 Preferred shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

(c) This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

(d) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Series A-1 Preferred hereunder.

8. Conditions Precedent to the Obligation of the Company to Consummate the Exchange and Other Transactions Contemplated by this Agreement. The obligation hereunder of the Company to issue and deliver the Series A-1 Preferred to each Stockholder, consummate the Exchange and the other transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Stockholders representing not less than one-half (1/2) of the then outstanding shares of Series A Preferred (“Required Holders”) shall have executed and delivered this Agreement.

(b) The Stockholders shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by each Stockholder at or prior to the Closing Date, including, but not limited to delivering the Exchange Shares and Cancelled Warrants to the Company.

(c) The representations and warranties of each Stockholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(d) No action or suit shall have been instituted by any holder of Series A Preferred or any other stockholder of the Company challenging the Exchange or any other transaction contemplated by this Agreement.

9. Conditions Precedent to the Obligation of the Stockholders to Consummate the Exchange and Other Transactions Contemplated by this Agreement. The obligation hereunder of the Stockholders to accept the Series A-1 Preferred, consummate the Exchange and other transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for each Stockholder’s sole benefit and may be waived by any Stockholder at any time in their sole discretion.

(a) The Company shall have executed and delivered this Agreement.

(b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d) The Required Stockholders shall have executed and delivered this Agreement.

10. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without giving effect conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the parties consents to the exclusive jurisdiction of the courts whose districts encompass any part of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

11. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

12. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

IMAGEWARE SYSTEMS, INC.
By:______________________________________ Name:Jonathan Morris Title: Chief Financial Officer
STOCKHOLDER:
By:______________________________________ Name: Title: No. of Exchange Shares to be delivered to the Company: _______________ No. of Series A-1 Preferred to be issued to the Stockholder: _____________

 EXHIBIT A

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF IMAGEWARE SYSTEMS, INC.

The undersigned, the Chief Executive Officer of ImageWare Systems, Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, as amended, the following resolution creating a series of Series A-1 Convertible Preferred Stock, was duly adopted on July 1, 2020.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), there hereby is created out of the Company’s shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), authorized for issuance in Section 4(a) of the Company’s Certificate of Incorporation, a series of Preferred Stock, to be named “Series A-1 Convertible Preferred Stock,” consisting of Thirty One Thousand TwentyOne (31,021) shares, which series shall have the following designations, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions:

1.    Designation and Rank.

(a)   The designation of such series of the Preferred Stock shall be the Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred”). The maximum number of shares of Series A-1 Preferred shall be Thirty One Thousand Twenty One (31,021) shares. The Series A-1 Preferred shall rank senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), and except as provided in Section 1(b) below, to all other classes and series of equity securities of the Company which by their terms rank junior to the Series A-1 Preferred (“Junior Stock”). The Series A-1 Preferred shall rank pari-passu to the Company’s Series A Convertible Preferred Stock (“Series A Preferred”).

(b) )   The Series A-1 Preferred shall be subordinate to and rank junior to (i) the Company’s Series B Convertible Redeemable Preferred Stock (“Series B Preferred”); (ii) Series C Preferred; (iii) the Series C-1 Convertible Preferred Stock (“Series C-1 Preferred”); and (iv) any Preferred Stock created and issued upon or concurrent with the consummation of a financing resulting in gross proceeds to the Company of at least $10.0 million (“Qualified Financing”) (“New Preferred”), provided such Qualified Financing occurs on or before December 31, 2020. In the event the Company consummates a Qualified Financing, the Company may continue to offer such New Preferred until December 31, 2020; provided, however, the stated value of such New Preferred offered and sold by the Company in connection with a Qualified Financing shall not exceed $15.0 million, excluding New Preferred issued by the Company in exchange for Series C Preferred or Series C-1 Preferred; and (v) all indebtedness of the Company now or hereafter outstanding. The date of original issuance of the Series A-1 Preferred is referred to herein as the “Issuance Date”.”

2.    Dividends.

(a)   Payment of Dividends.

(i)   The holders of record of shares of Series A-1 Preferred shall be entitled to receive, out of any assets at the time legally available therefor, cumulative dividends at the Specified Rate per share per annum, commencing March 31, 2021, and payable quarterly in arrears thereafter on each of March 31, June 30, September 30 and December 31 (each, a “Dividend Payment Date”), at the option of the Company in cash or through the issuance of shares of Common Stock. provided, however, that should the Company elect to pay dividends in cash, the Company may only use proceeds received from positive cash flows resulting from operations. In the event that the Company elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be issued to each applicable holder shall be determined by dividing the total dividend then being paid to such holder in shares of Common Stock by the Price Per Share (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share (the “Dividend Shares”). As used herein, “Price Per Share” means, with respect to a share of Common Stock, the VWAP (as defined below) for the five (5) trading days immediately preceding the applicable Dividend Payment Date.

“Specified Rate” means (i) in the event the Company elects to pay a dividend payable on any Dividend Payment Date in cash, the cumulative dividend rate of eight percent (8%) of the stated Liquidation Preference Amount (as defined in Section 4 hereof) per share per annum, and (ii) in the event the Company elects to pay a dividend payable on any Dividend Payment Date in Dividend Shares, the cumulative dividend rate of ten percent (10%) of the stated Liquidation Preference Amount per share per annum.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market (defined below), the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30  a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the daily mean between the closing bid and asked quotations per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX or OTCQB (or any successors to any of the foregoing).

(ii)   The Company will: (a) prepare and file with the Securities and Exchange Commission (the “SEC”), within thirty (30) days after the Issuance Date, a Form S3 (or, if such form is not available to the Company, a Form S1) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale, by the holders of shares of Series A-1 Preferred, of any Conversion Shares (as defined below) and Dividend Shares issuable hereunder and not otherwise eligible for resale under Rule 144 promulgated under the Securities Act (“Rule 144”), without volume or mannerofsale restrictions or current public information requirements (the “Registration Statement”). (b) use its best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after such filing. (c) use its best efforts to cause the Registration Statement to remain effective at all times thereafter until the earlier of (i) the date as of which such holders of Series A-1 Preferred may sell all of such Conversion Shares and/or Dividend Shares without restriction pursuant to Rule 144, without volume or mannerofsale restrictions or current public information requirements, as determined by counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the holders of Series A-1 Preferred, or (ii) the date when all of the Conversion Shares and Dividend Shares registered thereunder have been disposed of by such holders of Series A-1 Preferred. and (d) prepare and file with the SEC such amendments and supplements to the Registration Statement (including documents filed pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement) and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in this sentence above.

(b)   In the event of a Voluntary Conversion (as defined in Section 5(a) below), all accrued but unpaid dividends on the Series A-1 Preferred being converted shall be payable in cash or shares of Common Stock within five (5) business days of such Voluntary Conversion Date (as defined in Section 5(b)(i) below). Dividends on the Series A-1 Preferred are prior and in preference to any declaration or payment of any distribution on any outstanding shares of Junior Stock. Such dividends shall accrue on each share of Series A-1 Preferred from day to day, whether or not earned or declared, so that if such dividends with respect to any previous dividend period have not been paid on, or declared and set apart for, all shares of Series A-1 Preferred at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series A-1 Preferred as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Junior Stock.

(c)   So long as any shares of Series A-1 Preferred are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A-1 Preferred.

(d)   In the event of a dissolution, liquidation or winding up of the Company, all accrued and unpaid dividends on the Series A-1 Preferred shall be payable on the day immediately preceding the date of payment of the Liquidation Preference Amount payable to the holders of Series A-1 Preferred, in accordance with Section 4 below. In the event of the Company’s exercise of its optional redemption right set forth in Section 7 below or conversion of Series A-1 Preferred in accordance with Section 5 below, all accrued and unpaid dividends on the Series A-1 Preferred shall be payable on the day immediately preceding the date of such redemption or conversion, as the case may be.

(e)   For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other Junior securities, or the purchase or redemption of shares of the Company (other than redemptions set forth in Section 7 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash or property.

3.    Voting Rights.

(a)   On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A-1 Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A-1 Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by Section 3(b) below, holders of Series A-1 Preferred shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(b)   So long as shares of the Series A-1 Preferred representing at least fifty percent (50%) of the total number of shares of Series A-1 Preferred issued on the Issuance Date remain issued and outstanding, the holders of record of the shares of Series A-1 Preferred, exclusively and as a separate class, shall be entitled to elect two directors of the Company (the “Series A Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Series A-1 Preferred, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A-1 Preferred), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Company. At any meeting held for the purpose of electing a Series A Director, the presence in person or by proxy of the holders of a majority of the outstanding shares of Series A-1 Preferred shall constitute a quorum for the purpose of electing such director. A vacancy in any directorship filled by the holders of Series A-1 Preferred shall be filled only by vote or written consent in lieu of a meeting of the holders of Series A-1 Preferred or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 3(b).

4.    Liquidation, Dissolution, WindingUp or Distribution.

(a)    In the event of the liquidation, dissolution, winding up of the affairs of the Company or any other event that causes the Company to make a distribution (as such term is used in Section 2(e) above), whether voluntary or involuntary, the holders of shares of the Series A-1 Preferred then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to the greater of (i) $1,000 per share plus all accrued and unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up (the amount payable pursuant to the foregoing is referred to herein as the “Liquidation Preference Amount”) before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of Series A-1 Preferred and any other series of Preferred Stock ranking on a parity, as to rights on liquidation, dissolution or winding up, with the Series A-1 Preferred, then all of said assets will be distributed among the holders of the Series A-1 Preferred and the holders of the other Preferred Stock on a parity with the Series A-1 Preferred, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A-1 Preferred shall be equal to a ratably proportionate amount of the liquidation payment with respect to each whole outstanding share of Series A-1 Preferred. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined reasonably and in good faith by the Board of Directors of the Company) or a combination thereof. provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A-1 Preferred has been paid in cash the full Liquidation Preference Amount to which such holder is entitled, as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A-1 Preferred will not be entitled to any further participation as such in any distribution of the assets of the Company.

(b)   Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall, to the extent possible, be given by mail, postage prepaid, no less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series A-1 Preferred at their respective addresses as recorded on the books of the Company.

5.    Conversion. The holders of Series A-1 Preferred shall have the following conversion rights (the “Conversion Rights”):

(a)   Voluntary Conversion. At any time on or after the Issuance Date, the holder of any shares of Series A-1 Preferred may, at such holder's option, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series A-1 Preferred held into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series A-1 Preferred being converted, divided by (ii) the Conversion Price (as defined in Section 5(c) below) in effect as of the date the holder delivers to the Company their notice of election to convert (the “Conversion Shares”). In the event the Company issues a notice of redemption pursuant to Section 7 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for such shares shall continue until the redemption price is paid in full. In the event of such a redemption, the Company shall provide to each holder of shares of Series A-1 Preferred notice of such redemption or liquidation, dissolution or winding up, which notice shall (i) be given at least fifteen (15) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series A-1 Preferred that will be paid or distributed on such redemption or liquidation, dissolution or winding up, as the case may be.

(b)   Mandatory Conversion. If, at any time, (i) the Common Stock is registered pursuant to Section 12(b) or (g) under the Exchange Act. (ii) there are sufficient authorized but unissued shares (which have not otherwise been reserved or committed for issuance) to permit the issuance of Conversion Shares. (iii) upon issuance, the Conversion Shares will be either (A) covered by an effective registration statement under the Securities Act, which is then available for the immediate resale of such Conversion Shares by the recipients thereof, and the Board of Directors reasonably believes that such effectiveness will continue uninterrupted for the foreseeable future, or (B) freely tradable without restriction pursuant to Rule 144 promulgated under the Securities Act without volume or mannerof sale restrictions or current public information requirements, as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected holders. and (iv) the VWAP of the Common Stock is at least $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for twenty (20) consecutive trading days, then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert onehalf of the issued and outstanding shares of Series A-1 Preferred into Conversion Shares, on a prorata basis among all holders of Series A-1 Preferred at such time. Provided that the requirements of subsections (i), (ii), (iii) and (iv) of the preceding sentence are satisfied, and the VWAP of the Common Stock is at least $1.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for at least eighty (80) consecutive trading days, then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert all issued and outstanding shares of Series A-1 Preferred into Conversion Shares.

(c)   Mechanics of Conversion. Conversions of Series A-1 Preferred shall be conducted in the following manner:

(i)   Voluntary Conversion. To convert Series A-1 Preferred into Conversion Shares on any date (the “Voluntary Conversion Date”), the holder thereof shall transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company. As soon as practicable following such Voluntary Conversion Date, the holder shall surrender to a common carrier for delivery to the Company the original certificates representing the shares of Series A-1 Preferred being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii)   Mandatory Conversion. In the event the Company elects to convert outstanding shares of Series A-1 Preferred into Conversion Shares in pursuant to Section 5(b) above, the Company shall give written notice (the “Mandatory Conversion Notice”) to all holders of the Series A-1 Preferred of its intention to require the conversion of the shares of Series A-1 Preferred identified therein. The Mandatory Conversion Notice shall set forth the number of Series A-1 Preferred being converted, the date on which such conversion shall be effective (the “Mandatory Conversion Date”), and shall be given to the holders of the Series A-1 Preferred not less than fifteen (15) days prior to the Mandatory Conversion Date. The Mandatory Conversion Notice shall be delivered to each holder at the address as it appears on the stock transfer books of the Company. In order to receive the Conversion Shares into which the Series A-1 Preferred is convertible pursuant to Section 5(b), each holder of the Series A-1 Preferred shall surrender to the Company at the place designated in the Mandatory Conversion Notice the certificates(s) representing the number of shares of Series A-1 Preferred specified in the Mandatory Conversion Notice. Upon the Mandatory Conversion Date, such converted Series A-1 Preferred shall no longer be deemed to be outstanding, and all rights of the holder with respect to such shares shall immediately terminate, except the right to receive the shares of Common Stock into which the Series A-1 Preferred is convertible pursuant to Section 5(b).

Company's Response. Upon receipt by the Company of a copy of the fully executed Conversion Notice or upon giving a Mandatory Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall within five (5) business days following the date of receipt by the Company of a copy of the fully executed Conversion Notice or the Mandatory Conversion Date, as the case may be, issue and deliver to the Depository Trust Company (“DTC”) account on each applicable holder's behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of each such holder or its designee, for the number of Conversion Shares to which such holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be required to issue and deliver the Conversion Shares to DTC on a holder's behalf via DWAC if (i) the Conversion Shares may be issued without restrictive legends and (ii) the Company and the Transfer Agent are participating in DTC through the DWAC system. If all of the conditions set forth in clauses (i) and (ii) above are not satisfied, the Company shall deliver physical certificates to each such holder or its designee. If the number of shares of Series A Preferred represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A-1 Preferred being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the applicable holder a new Preferred Stock Certificate representing the number of shares of Series A-1 Preferred not converted.

(iii)   Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of Conversion Shares to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the arithmetic calculations to the holder via electronic mail or facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of Conversion Shares to be issued within two (2) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall, within two (2) business days, submit via electronic mail or facsimile the disputed arithmetic calculation of the number of Conversion Shares to be issued to the Company's independent, outside accountant (the “Accountant”). The Company shall cause the Accountant to perform the calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed calculations. The Accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such Accountant in making such determination shall be paid by the Company, in the event the holder's calculation was correct, or by the holder, in the event the Company's calculation was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designations shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(c)(iv).

(iv)   Record Holder. The person or persons entitled to receive Conversion Shares shall be treated for all purposes as the record holder or holders of such shares of Series A-1 Preferred on the Conversion Date.

(d)   Conversion Price.

(i)   The term “Conversion Price” shall mean $0.65 per share, subject to adjustment under Section 5(e) hereof.

(ii)   Notwithstanding the foregoing to the contrary, if during any period (a “BlackOut Period”), a holder of Series A-1 Preferred is unable to trade any Conversion Shares immediately because the Company has informed such holder that an existing prospectus cannot be used at that time in the sale or transfer of such Conversion Shares (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series A-1 Preferred) such holder of Series A-1 Preferred shall have the option but not the obligation on any Conversion Date within ten (10) trading days following the expiration of the BlackOut Period of using the Conversion Price applicable on such Conversion Date or any Conversion Price selected by such holder of Series A-1 Preferred that would have been applicable had such Conversion Date been at any earlier time during the BlackOut Period.

(e)   Adjustments of Conversion Price.

(i)   Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of its outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine its outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii)   Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)   the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date. and

(2)   the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution. provided, however, that no such adjustment shall be made if the holders of Series A-1 Preferred simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A-1 Preferred had been converted into Conversion Shares on the date of such event or (ii) a dividend or other distribution of shares of Series A-1 Preferred which are convertible, as of the date of such event, into Conversion Shares as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

(iii)   Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A-1 Preferred shall receive upon conversions thereof, in addition to the Conversion Shares receivable thereon, the number of securities of the Company which they would have received had their Series A-1 Preferred been converted into Conversion Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(e)(iii) with respect to the rights of the holders of the Series A-1 Preferred. provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)   Adjustments for Reclassification, Exchange or Substitution. If the Conversion Shares issuable upon conversion of the Series A-1 Preferred at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A-1 Preferred shall have the right thereafter to convert such share of Series A-1 Preferred into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of Conversion Shares into which such share of Series A-1 Preferred might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)   Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation where the holders of outstanding voting securities prior to such merger or consolidation do not own over fifty percent (50%) of the outstanding voting securities of the merged or consolidated entity, immediately after such merger or consolidation, or the sale of all or substantially all of the Company's properties or assets to any other person (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary and provision shall be made if necessary (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A-1 Preferred shall have the right thereafter to convert such share of Series A-1 Preferred into the kind and amount of shares of stock and other securities or property which such holder would have had the right to receive had such holder converted its shares of Series A-1 Preferred immediately prior to the consummation of such Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series A-1 Preferred after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A-1 Preferred) shall be applied after that event in as nearly an equivalent manner as may be practicable.

(vi)   Consideration for Stock. In case any shares of Common Stock or Convertible Securities other than the Series A-1 Preferred, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

(1)   in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be. or

(2)   in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Conversion Shares issuable upon conversion of the Series A-1 Preferred, the determination of the applicable Conversion Price or the number of Conversion Shares issuable upon conversion of the Series A-1 Preferred immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of Conversion Shares issuable upon conversion of the Series A-1 Preferred. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 5(e)(vi) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company.

(vii)   Record Date. In case the Company shall take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

(1)   No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A-1 Preferred against impairment. In the event a holder shall elect to convert any shares of Series A-1 Preferred as provided herein, the Company cannot refuse conversion based on any claim that such holder or any one associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series A-1 Preferred shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 100% of the Liquidation Preference Amount of the Series A-1 Preferred such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment. If the Company is the prevailing party in any legal action or other legal proceeding relating to the Conversion Rights of the holders of the Series A-1 Preferred, then the Company shall be entitled to recover from the holders of Series A-1 Preferred reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the Company may be entitled).

(b)   Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Conversion Shares issuable upon conversion of the Series A-1 Preferred pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A-1 Preferred a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series A-1 Preferred, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of Conversion Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A-1 Preferred. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

(c)   Issue Taxes. The Company shall pay any and all issue, stock transfer, documentary stamp and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of the Series A-1 Preferred Stock, Conversion Shares, Dividend Shares or shares of Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities. provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of Conversion Shares requested by any holder to a person other than such holder, but only to the extent such transfer taxes exceed the transfer taxes that would have been payable had the Conversion Shares been delivered to such holder.

(d)   Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by electronic mail, by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, returnreceipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series A-1 Preferred at least thirty (30) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or windingup and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series A-1 Preferred at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or windingup will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(e)   Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing sales price of the Common Stock, as reported on the applicable Trading Market for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date.

(f)   Reservation of Common Stock. The Company shall, so long as any shares of Series A-1 Preferred are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A-1 Preferred, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A-1 Preferred then outstanding. provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the shares of Series A-1 Preferred are at any time convertible. The initial number of shares of Common Stock reserved as Conversion Shares and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A-1 Preferred based on the number of shares of Series A-1 Preferred held by each holder of record at the time of issuance of the Series A-1 Preferred or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A-1 Preferred, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series A-1 Preferred shall be allocated to the remaining holders of Series A-1 Preferred, pro rata based on the number of shares of Series A-1 Preferred then held by such holder.

(g)   Retirement of Series A-1 Preferred. Conversion of shares of Series A-1 Preferred shall be deemed to have been effected on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A-1 Preferred represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder, at the expense of the Company, a new certificate covering the number of shares of Series A-1 Preferred representing the unconverted portion of the certificate so surrendered as required by Section 5(c)(i) or Section 5(c)(ii), as the case may be.

(h)   Regulatory Compliance. If any shares of Common Stock to be reserved as Conversion Shares require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(i)   Validity of Shares. All Series A-1 Preferred Stock, Conversion Shares, Dividend Shares and shares of Common Stock or other securities issued on account of Series A-1 Preferred Stock pursuant hereto or certificates representing such shares or securities will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

6.    No Preemptive Rights. Except as provided in Section 5 hereof, no holder of the Series A-1 Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7.     Redemption.

(a)   Redemption Option Upon Change of Control. In addition to any other rights of the Company or the holders of Series A-1 Preferred contained herein, simultaneous with the occurrence of a Change of Control (as defined below), the Company, at its option, shall have the right to redeem all or a portion of the outstanding Series A-1 Preferred in cash at a price per share of Series A-1 Preferred equal to 115% of the Liquidation Preference Amount plus all accrued and unpaid dividends (the “Change of Control Redemption Price”). Notwithstanding the foregoing to the contrary, the Company may effect a redemption pursuant to this Section 7(a) only if the Company is in material compliance with the terms and conditions of this Certificate of Designations.

(b)   “Change of Control”. A “Change of Control” shall be deemed to have occurred at such time as a third party not affiliated with the Company on the Issuance Date or any holders of the Series A-1 Preferred shall have acquired, in one or a series of related transactions, equity securities of the Company representing more than fifty percent 50% of the outstanding voting securities of the Company.

(c)   Mechanics of Redemption at Option of Company Upon Change of Control. At any time within ten (10) days prior to the consummation of a Change of Control transaction, the Company may elect to redeem, effective immediately prior to the consummation of such Change of Control, all of the Series A-1 Preferred then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company Upon Change of Control”) to each holder of Series A-1 Preferred, which Notice of Redemption at Option of Company Upon Change of Control shall indicate (i) the number of shares of Series A-1 Preferred that the Company is electing to redeem from such holder and (ii) the Change of Control Redemption Price, as calculated pursuant to Section 7(a) above. The Change of Control Redemption Price shall be paid in cash in accordance with Section 7(a) of this Certificate of Designations. On or prior to the Change of Control, the holders of Series A-1 Preferred shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Notice of Redemption at Option of Company Upon Change of Control. The Company shall deliver the Change of Control Redemption Price immediately prior to or simultaneously with the consummation of the Change of Control. provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company (or an indemnification undertaking with respect to such Preferred Stock Certificates in the event of their loss, theft or destruction). From and after the Change of Control transaction, unless there shall have been a default in payment of the Change of Control Redemption Price, all rights of the holders of Series A-1 Preferred as a holder of such Series A-1 Preferred (except the right to receive the Change of Control Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to any redeemed shares of Series A-1 Preferred, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Notwithstanding the foregoing to the contrary, nothing contained herein shall limit a holder’s ability to convert its shares of Series A-1 Preferred following the receipt of the Notice of Redemption at Option of Company Upon Change of Control and prior to the consummation of the Change of Control transaction.

8.    Inability to Fully Convert.

(a)   Holder's Option if Company Cannot Fully Convert. In addition to any other right that a holder of Series A Preferred Stock might have, if, upon the Company's receipt of a Conversion Notice, the Company cannot issue Conversion Shares issuable pursuant to such Conversion Notice because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other selfregulatory organization with jurisdiction over the Company or its securities from issuing all of the Conversion Shares to be issued to a holder of Series A-1 Preferred pursuant to a Conversion Notice, then the Company shall issue as many Conversion Shares as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(c)(iii) above and, with respect to the unconverted Series A-1 Preferred, the holder, solely at such holder's option, can elect, within five (5) business days after receipt of notice from the Company thereof to:

(i)   if the Company's inability to fully convert Series A-1 Preferred is pursuant to Section 8(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(c)  (iii) above. or

(ii)   void its Conversion Notice with respect to all or a portion of the Conversion Shares covered by such Conversion Notice and retain or have returned, as the case may be, the shares of Series A-1 Preferred that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

(b)   Mechanics of Fulfilling Holder's Election. The Company shall promptly send via electronic mail or facsimile to a holder of Series A-1 Preferred, upon receipt of electronic mail or facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, and (ii) the number of Series A-1 Preferred which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 8(a) above by delivering written notice via facsimile to the Company (“Notice in Response to Inability to Convert”).

(c)   ProRata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series A-1 Preferred on the same day and the Company can convert and redeem some, but not all, of the Series A-1 Preferred pursuant to this Section 8, the Company shall convert and redeem from each holder of Series A-1 Preferred electing to have Series A-1 Preferred converted and redeemed at such time an amount equal to such holder's prorata amount (based on the number shares of Series A-1 Preferred held by such holder relative to the number shares of Series A-1 Preferred outstanding) of all shares of Series A-1 Preferred being converted and redeemed at such time.

9.    Protective Provisions. So long as shares of the Series A-1 Preferred representing at least fifty percent (50%) of the total number of shares of Series A-1 Preferred issued on the Issuance Date remain issued and outstanding, the Company shall not, without obtaining the approval (by vote or written consent) of the holders of more than fifty percent (50%) of the issued and outstanding shares of Series A-1 Preferred:

(a)   create, or authorize the creation of, any class or series, or issue, or authorize the issuance of, any shares of capital stock that ranks senior to on a parity with the Series A-1 Preferred, other than Series C-1 Preferred and New Preferred.

(b)   sell, lease or otherwise dispose of intellectual property rights owned by or licensed to the Company or any subsidiary of the Company. and

(c)   create, or authorize the creation of, or incur, or authorize the incurrence of, any Indebtedness, other than Permitted Indebtedness, or permit any subsidiary to take any such action.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business) and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Permitted Indebtedness” means (x) all indebtedness of the Company outstanding on the Issuance Date or thereafter that does not constitute Indebtedness for purposes of this Section 9. and (y) monies borrowed under credit lines of the Company existing on the Issuance Date in an amount not to exceed $6.0 million.

10.    Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the holders of not less than twothirds (2/3rds) of the then outstanding shares of Series A-1 Preferred, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal, or otherwise adversely affect, any of the powers, designations, preferences and rights of the Series A-1 Preferred.

11.    Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A-1 Preferred, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company (in form and substance satisfactory to the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. provided, however, the Company shall not be obligated to reissue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A-1 Preferred into Common Stock and complies with its obligations to issue Conversion Shares set forth herein.

12.    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A-1 Preferred and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the holders of the Series A-1 Preferred shall be entitled, in addition to all other available remedies, to an injunction restraining any breach or the Series A-1 Preferred holders' reasonable perception of a threatened breach by the Company of the provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

13.      Specific Shall Not Limit General. Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series A-1 Preferred and shall not be construed against any person as the drafter hereof.

14.    Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A-1 Preferred in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this 14th day of July, 2020.

IMAGEWARE SYSTEMS, INC.

By: /s/ Jonathan Morris
Name: Jonathan Morris
Title: Chief Financial Officer

IMAGEWARE SYSTEMS, INC.

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock (“Series A-1 Preferred”) of ImageWare Systems, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A-1 Preferred, par value $0.01 per share (the “Preferred Shares”), of ImageWare Systems, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Series A-1 Preferred specified below as of the date specified below.

Date of Conversion:

Number of shares of Series A-1 Preferred to be converted:

Stock certificate no(s). of Series A-1 Preferred to be converted:

Please confirm the following information: Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Name of bank/broker due to receive the underlying Common Stock:

Bank/broker's fourdigit “DTC” participant number (obtained from the receiving bank/broker):

Authorization:
                                    By:
                                    Title:
Dated:

EXHIBIT B

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES C-1 CONVERTIBLE PREFERRED STOCK

OF IMAGEWARE SYSTEMS, INC.

The undersigned, the Chief Executive Officer of ImageWare Systems, Inc., a Delaware corporation (the “Company”), does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, as amended, the following resolution creating a series of Series C-1 Convertible Preferred Stock, was duly adopted on July _, 2020.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by provisions of the Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), there hereby is created out of the Company’s shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), authorized for issuance in Section 4(a) of the Company’s Certificate of Incorporation, a series of Preferred Stock, to be named “Series C-1 Convertible Preferred Stock,” consisting of One Thousand (1,000) shares, which series shall have the following designations, powers, preferences and relative andother special rights and the following qualifications, limitations and restrictions:

1. Designation and Rank.

(a) The designation of such series of the Preferred Stock shall be the Series C-1 Convertible Preferred Stock, par value $0.01 per share (the “Series C-1 Preferred”). The maximum numberof shares of Series C- 1 Preferred shall be One Thousand (1,000) shares. The Series C-1 Preferred shall rank senior to the Company’s common stock, par value $0.01 per share (the “Common Stock”), Series A Convertible Preferred Stock (the “Series A Preferred”), Series A-1 Convertible Preferred Stock (“Series A-1 Preferred”), and,except as provided in Section 1(b) below, toall other classes and series of equity securities ofthe Company which by their terms donot expressly provide that such equity securities ranksenior to or on parity withthe Series C-1 Preferred (collectively, “Junior Stock”). The Series C-1 Preferred shall rank pari-passu to the Company’s Series C Convertible Preferred Stock (“Series C Preferred”).

(b) The Series C-1 Preferred shall rank junior to (i) the Company’s Series B Convertible Redeemable Preferred Stock (“Series B Preferred”) solely with respect to (y) dividend rights of the Series B Preferred on the terms expressly provided in paragraph i of Section 4(d) of the Certificate of Incorporation as in effect as of the Issuance Date (as defined below) and (z) distribution rights of the Series B Preferred upon a liquidation, dissolution or winding up provided in paragraph ii of Section 4(d) of the Certificate of Incorporation as in effect as of the Issuance Date;provided, however, that nothing in the Series B Preferred shall have any effect on the rights of the Series C-1 Preferred with respect to rights on redemption or conversion; and (ii) all indebtedness of the Company now or hereafter outstanding. The date of original issuance of the Series C-1 Preferred is referred to herein as the “Issuance Date”.

2. Dividends.

(a) Payment of Dividends.

(i) The holders of record of shares of Series C-1 Preferred shall be entitled to receive, and the Company shall be required to declare and pay, out of any assets at the time legally available therefor, cumulative dividends at the Specified Rate per share per annum, commencing March 31, 2021, and payable quarterly in arrears on each of March 31, June 30, September 30 andDecember 31 (each, a “Dividend Payment Date”), at theoption of the Company in cash or through the issuance of shares of Common Stock. Dividends on each outstanding share of Series C-1 Preferred will accrue whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. In the event that the Company elects (or is deemed to have elected) to pay dividends in shares of Common Stock, the number of shares of Common Stock to be issued to each applicable holder shall be determined by dividing the total dividend then being paid to such holder in shares of Common Stock by the Price Per Share (as defined below) as of theapplicable Dividend Payment Date, and rounding up to the nearest whole share (the “Dividend Shares”). With respect to any Dividend Payment Date, to the extent that dividends on the shares of Series C-1 Preferred arenot declared and paid in cash on any such Dividend Payment Date, the Company shall be deemed to have elected to declare and pay dividends with respect to such Dividend Payment Date through the issuance of Dividend Shares on such Dividend Payment Date. If the Company shall elect to declare andpay dividends hereunder in a form that consists of a combination of cash and an issuance of Dividend Shares, each holder of the Series C-1 Preferred shall receive the same proportion of cash and Dividend Shares. As used herein, “Price Per Share” means, with respect to a share of Common Stock, the VWAP (as defined below) for the five (5) Trading Days (as defined below) immediately preceding the applicable Dividend Payment Date.

“Specified Rate” means (i) in the event the Company elects to pay a dividend payable on any Dividend Payment Date in cash, the cumulative dividend rate of eight percent (8%) of the Stated Value (as defined in Section 4 hereof) per share perannum, and (ii) in the event theCompany elects, or is deemed to have elected, to pay a dividend payable on any Dividend Payment Date in Dividend Shares, the cumulative dividend rate of ten percent (10%) of the Stated Value per share per annum.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:
(a) if the Common Stock is then listed or quoted on a Trading Market (defined below), the daily volume weighted average price of the Common Stock for such date on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on any Trading Market and if prices for the Common Stock are then reported on the OTC Bulletin Board or in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the daily mean between the closing bid and asked quotations per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Majority Holders (as defined below) and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQX or OTCQB (or any successors to any of the foregoing).

“Trading Day” means a day on which the principal Trading Market is open for trading. “Majority Holders” means, as of any date of determination, the holder or holders of more than fifty percent (50%) of the total number of issued and outstanding shares of Series C-1 Preferred as of such date.

(ii) The Company will: (a) prepare andfile with the Securities and Exchange Commission (the “SEC”), within thirty (30) days after the Issuance Date, a Form S3 (or, if such form is not available to the Company, a Form S1) to register under the Securities Act of 1933, as amended (the “Securities Act”), the resale, by the holders of shares of Series C-1 Preferred, of any Conversion Shares (as defined below) and Dividend Shares issuable hereunder and nototherwise eligible for resale under Rule 144promulgated under the Securities Act (“Rule 144”), without volume or manner of sale restrictions or current public information requirements (the “Registration Statement”). (b) use its best efforts to cause the Registration Statement to become effective as soon as practicableafter such filing. (c) use its best efforts to cause the Registration Statement to remain effective at alltimes thereafter until the earlier of (i) the date as of which such holders of Series C-1 Preferred may sell all of such Conversion Shares and/or Dividend Shares without restriction pursuant to Rule 144, without volume or manner of sale restrictions or current public information requirements, and (ii) the date when all of the Conversion Shares and Dividend Shares registered thereunder have been disposed of by such holders of Series C-1 Preferred. and (d) prepare and file with the SEC such amendments and supplements to the Registration Statement (including documents filed pursuant to the Securities Exchange Actof 1934, as amended (the “Exchange Act”), and incorporated by reference into the Registration Statement) and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in this sentence above.

(b)     In the event of a Voluntary Conversion (as defined in Section 5(a) below) or Mandatory Conversion (as defined in Section 5(b) below), all accrued but unpaid dividends on the Series C-1 Preferred being converted shall be payable, at the election of the Company, in cash or shares of Common Stock within five (5) business days after the Voluntary Conversion Date (as defined in Section 5(c)(i) below) or Mandatory Conversion Date (as defined in Section 5(c)(ii) below), as applicable.

(c) So long as any shares of Series C-1 Preferred are outstanding, the Company shall not, and shall not permit any subsidiary of the Company or any other Person (as defined below) directly or indirectly controlled by the Company to, declare, pay or set apart for payment any dividend or make any distribution (as defined below) on or with respect to the Common Stock, the Series A Preferred or any other Junior Stock, except that (i) the Company may pay dividends on the Series A Preferred at the “Specified Rate” (as defined in the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of ImageWare Systems, Inc. (the “Series A Certificate”) as in effect on the Issuance Date) on the terms expressly set forth in Section 2 of the Series A Certificate as in effect on the Issuance Date, and (ii) the Company may pay dividends on the Common Stock solely in shares of Common Stock. “Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, association, trust, joint venture or any other entity, or a governmental agency or political subdivision thereof.

(d) In the event of a Liquidation Event (as defined below) or a Deemed Liquidation Event (as defined below), all accrued and unpaid dividends on the Series C-1 Preferred shall be payable in cash on the day immediately preceding the date of payment of the Liquidation Preference Amount payable to the holders of Series C- 1 Preferred, in accordance with Section 4 below. In the event of theCompany’s exercise of its optional redemption right set forth in Section 7(b) below, all accrued and unpaid dividends on the Series C-1 Preferred shall be payable in cash on the day immediately preceding the date of such redemption.

(e) For purposes hereof, unless the context otherwise requires, “distribution” shall mean the transfer of cash, property, securities, indebtedness, obligations or any other thing of value, whether by way of dividend or otherwise, on or with respect to, or the purchase, redemption, retirement or other acquisition of, shares of the Company (other than repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or upon the cashless exercise of options held by employees or consultants) for cash, property, securities, indebtedness, obligations or any other thing of value.

3. Voting Rights.

On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series C-1 Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C-1 Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as provided by law or by Sections 9 and 10 below, holders of Series C-1 Preferred shall vote together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

4. Liquidation, Dissolution, Winding Up or Distribution.

(a) In the event of the liquidation, dissolution, winding up of the affairs of the Company or any other event that causes the Company to make a distribution (as such term is used in Section 2(e) above), whether voluntary or involuntary (each, a “Liquidation Event”) or a Deemed Liquidation Event, the holders of shares of the Series C-1 Preferred then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock, an amount equal to the greater of (i) $10,000 per share (such amount, subject to appropriate adjustment in the event of any stock split, combination or other similar recapitalization affecting the shares of Series C-1 Preferred, the “Stated Value”) plus all accrued and unpaid dividends, and (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 5 immediately prior to such Liquidation Event or Deemed Liquidation Event (the amount payable pursuant to the foregoing is referred to herein as the “Liquidation Preference Amount”). If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of Series C-1 Preferred and any other series of Preferred Stock ranking on a parity with the Series C-1 Preferred as to distribution rights upon a Liquidation Event or Deemed Liquidation Event (“Parity Stock”), then all of said assets will be distributed among the holders of the Series C-1 Preferred and the holders of the Parity Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The payment with respect to each outstanding fractional share of Series C-1 Preferred shall be equal to a ratably proportionate amount of the payment with respect to each whole outstanding share of Series C-1 Preferred. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined reasonably and in good faith by the Board of Directors of the Company) or a combination thereof. provided, that, in the case of a payment consisting of a combination of cash and property, the holders of the Series C-1 Preferred and the holders of any Parity Stock shall each receive the same proportion of cash and property; and provided, further, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series C-1 Preferred has been paid in cash the full Liquidation Preference Amount to which such holder is entitled, as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series C-1 Preferred will not be entitled to any further participation on account of such shares in any distribution of the assets of the Company.

(b) Written notice of any Liquidation Event or Deemed Liquidation Event, stating a payment date and the place where the distributable amounts shall be payable, shall, to the extent possible, be given by mail, postage prepaid, no less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Series C-1 Preferred at their respective addresses as recorded on the books of the Company.

(c) Nothing contained in this Section 4 shall limit the right of the holder of any shares of Series C-1 Preferred to convert such shares of Series C-1 Preferred pursuant to and in accordance with Section 5 hereof.

5. Conversion.

(a) Voluntary Conversion. At any time on or after the Issuance Date, the holder of any shares of Series C-1 Preferred may, at such holder's option, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series C-1 Preferred held by such holder into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i)the Stated Value of the shares of Series C-1 Preferred being converted, divided by (ii) the Conversion Price (as defined in Section 5(d) below) in effect as of the date the holder delivers to the Company its notice of election to convert (the “Conversion Shares”). In the event the Company issues a notice of redemption pursuant to Section 7 hereof, the rights of the holders of Series C-1 Preferred to elect a Voluntary Conversion pursuant to this Section 5(a) (“Conversion Rights”) shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not paid on such redemption date, in which case the Conversion Rights for all shares of Series C-1 Preferred shall continue until the redemption price is paid in full. In the event of such a redemption, the Company shall provide to each holder of shares of Series C-1 Preferred notice of such redemption, which notice shall (i) be given at least fifteen (15) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series C-1 Preferred that will be paid or distributed on such redemption.

(b) Mandatory Conversion. If (i) the Common Stock is registered pursuant to Section 12(b) or (g) under the Exchange Act. (ii) there are sufficient authorized but unissued shares of Common Stock (which have not otherwise been reserved or committed for issuance) to permit the issuance of all Conversion Shares issuable upon conversion of all outstanding shares of Series C-1 Preferred. (iii) upon issuance, the Conversion Shares will be either
(A) covered by an effective registration statement under the Securities Act, which is then available for the immediate resale of such Conversion Shares by the recipients thereof, and the Board of Directors reasonably believes that such effectivenesswill continue uninterrupted for the foreseeable future, or (B) freely tradable without restriction pursuant to Rule 144 promulgated under the Securities Act without volume or manner of sale restrictions or current public information requirements, as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable tothe Transfer Agent and the affected holders. and (iv) the VWAP of the Common Stock is at least $1.77 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) for a period of twenty (20) consecutive Trading Days ending on the Trading Day immediately preceding the day on which the Company delivers the Mandatory Conversion Notice (as defined below), then the Company shall have the right, subject to the terms and conditions of this Section 5, to convert (a “Mandatory Conversion”) all, but not less than all, of theissued and outstanding shares of Series C-1 Preferred into Conversion Shares.

(c) Mechanics of Conversion. Conversions of Series C-1 Preferred shall be conducted in the following manner:

(i) Voluntary Conversion. To convert Series C-1 Preferred into Conversion Shares on any date (the “Voluntary Conversion Date”), the holder thereof shall transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company. As soon as practicable following such Voluntary Conversion Date, the holder shall surrender to a common carrier for delivery to the Company the original certificates representing the shares of Series C-1 Preferred being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii) Mandatory Conversion. In the event the Company elects to convert outstanding shares of Series C-1 Preferred into Conversion Shares pursuant to Section 5(b) above, the Company shall give written notice (the “Mandatory Conversion Notice”) to all holders of the Series C-1 Preferred of its intention to require the conversion of allof the shares of Series C-1 Preferred. The Mandatory Conversion Notice shall set forth the number of Series C-1 Preferred being converted (which shall be all, and not less than all, issued and outstanding shares of Series C-1 Preferred), the date on which such conversion shall be effective (the “Mandatory Conversion Date”), and shall be given to the holders of the Series C-1 Preferred not less than fifteen (15) days prior to the Mandatory Conversion Date. The Mandatory Conversion Notice shall be delivered to each holder at its address as it appears on the stock transfer books of the Company. In order to receive the Conversion Shares into which the Series C-1 Preferred is convertible pursuant to Section 5(b), each holder of the Series C-1 Preferred shall surrender to the Company at the place designated in the Mandatory Conversion Notice the Preferred Stock Certificates(s) representing the shares of Series C-1 Preferred owned by such holder. Upon the Mandatory Conversion Date, such converted Series C-1 Preferred shall no longer be deemed to be outstanding, and allrights of the holder with respect to such shares shall immediately terminate, except the right to receive (x) the shares of Common Stock into which the shares of Series C- 1 Preferred are convertible pursuant to Section 5(b), (y) all accrued and unpaid dividends on such shares of Series C- 1 Preferred pursuant to Section 2(b), and (z) any cash in lieu of a fractional share of Common Stock pursuant to Section 2(j).

(iii) Company's Response. Upon receipt by the Company of a copy of the fully executed Conversion Notice or upon giving a Mandatory Conversion Notice, the Company or its designated transfer agent (the “Transfer Agent”), as applicable, shall within five (5) business days following the date of receipt by the Company of a copy of the fully executed Conversion Notice or the Mandatory Conversion Date, as the case may be, issue and deliver to the Depository Trust Company (“DTC”) account on each applicable holder's behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice or, in the case of a Mandatory Conversion, as otherwise provided to the Company or the Transfer Agent by (or on behalf of) a holder, registered in the name of each such holder or its designee, forthe number of Conversion Shares to which such holder shall be entitled. Notwithstanding the foregoing to the contrary, the Company or its Transfer Agent shall only be required to issue and deliver the Conversion Shares to DTC on a holder's behalf via DWAC if (i) the Conversion Shares may be issued without restrictive legends and (ii) the Company and the Transfer Agent are participating in DTC through the DWAC system. If anyof the conditions set forth in clauses (i) and (ii) above are not satisfied, the Company shall deliver physical certificates to each such holder or its designee. In the case of a Voluntary Conversion, if the number of shares of Series C-1 Preferred represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series C-1 Preferred being converted, then the Company shall, as soon as practicable and in no event later than five (5) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the applicable holder a new Preferred Stock Certificate representing the number of shares of Series C-1 Preferred not converted. For purposes of this Section 5(c)(iii), the term “Conversion Shares” shall include any shares of Common Stock which the Company elects toissue, pursuant to Section 2(b), as payment of accrued and unpaid dividends on shares of Series C-1 Preferred being converted.

(iv) Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of Conversion Shares to be issued upon conversion, the Company shall cause its Transfer Agent to promptly issue to the holder the number of Conversion Shares that is not disputed and shall submit the arithmetic calculations to the holder via electronic mail or facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculationof the number of Conversion Shares to be issued within two (2) business days of such disputed arithmetic calculation being submitted to the holder, then the Company shall, within two (2) business days, submit via electronic mail or facsimile the disputed arithmetic calculation of the number of Conversion Shares to be issued to the Company's independent, outside accountant (the “Accountant”). The Company shall cause the Accountant to perform the calculations and notify the Company and the holder of the results no later than five (5) business days from the time it receives the disputed calculations. The Accountant's calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such Accountant in making such determination shall be paid by the Company. The period of time in which the Company is required to effect conversions under this Certificate of Designations shall be tolled with respect to the subject conversion pending resolution of anydispute by the Company made in good faith and in accordance with this Section 5(c)(iv).

(v) Record Holder. The person or persons entitled to receive Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of the close of business on the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

(d) Conversion Price.

(i) The term “Conversion Price” shall mean $0.59 per share, subject to adjustment under Section 5(e) hereof.

(ii) Notwithstanding the foregoing to the contrary, if during any period (a “Blackout Period”), a holder of Series C-1 Preferred is unable to trade any Conversion Shares immediately because the Company has informed such holder that an existing prospectus cannot be used at that time in the sale or transfer of such Conversion Shares (provided that such postponement, delay, suspension or fact that the prospectus cannot be used is not due to factors solely within the control of the holder of Series C-1 Preferred) such holder of Series C-1 Preferred shall have the option but not the obligation on any Voluntary Conversion Date or Mandatory Conversion Date, as applicable, within ten (10) Trading Days following the expiration of the Blackout Period of using the Conversion Price applicable on such Voluntary Conversion Date or Mandatory Conversion Date, as applicable, or any Conversion Price selected by such holder of Series C-1 Preferred that would have been applicable had such Voluntary Conversion Date or Mandatory Conversion Date, as applicable, been at any earlier time during the Blackout Period.

(e) Adjustments of Conversion Price.

(i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of its outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine its outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(e)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or,in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date. and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution. provided, however, that no such adjustment shall be made if the holders of Series C-1 Preferred simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C-1 Preferred had been converted into Conversion Shares on the date of such event.

(iii) Adjustment for Other Dividends and Distributions. If, subject to Section 2(c), the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities, cash, indebtedness, or other property (other than a dividend or distribution of shares of Common Stock referred to inSection 5(e)(ii)), then, and in each event, on the same date on which holders of Common Stock receive such dividend or other distribution,the holders of Series C-1 Preferred shall receive the number or amount of securities, cash, indebtedness, or other property which they would have received had their Series C-1 Preferred been converted into Conversion Shares immediately prior to such event.

(iv) Adjustments for Reclassification, Exchange or Substitution. If the Conversion Shares issuable upon conversion of the Series C-1 Preferred at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i) and(ii), an Organic Change (as defined below) provided for in Section 5(e)(v) or a Liquidation Event or Deemed Liquidation Event), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series C-1 Preferred shall have the right thereafter to convert such share of Series C-1 Preferred into the kind and amount of shares of stock and other securities receivable upon such reclassification, exchange, substitution or other change, by holders of the number of Conversion Shares into which such share of Series C-1 Preferred might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v) Adjustments for Organic Changes. If at any time or from time to time after the Issuance Date there shall be a capital reorganization, merger or consolidation of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Sections 5(e)(i) and (ii), or a reclassification, exchange, substitution or change of shares provided for in Section 5(e)(iv), or a Liquidation Event or Deemed Liquidation Event), and the Company is not thesurviving, acquiring or resulting entity in anysuch merger, consolidation or other reorganization (any such merger, consolidation or other reorganization, a “Organic Change”), then lawful and adequate provision shall be made so that each share of Series C-1 Preferred outstanding immediately prior to the consummation or effectiveness of such Organic Change shall be converted into, or exchanged for, a security of the surviving, acquiring or resulting entity of such Organic Change having preferences, rights, and privileges that are equivalent to such share of Series C-1 Preferred (any such security, a “New Security”), except that inlieu of being able to convert into shares of Common Stock or shares of common stock of the surviving, acquiring or resulting entity of such Organic Change, the holders of such New Securities shall thereafter be entitled to receive upon conversion of such New Securities the shares of capital stock, securities, cash, assets or other property to which a holder of the number of shares of Common Stock into which a share of Series C-1 Preferred would have been convertible immediately prior to such Organic Change would have been entitled to receive upon the consummation or effectiveness of such Organic Change. In any such case, appropriate provisions shall be made with respect to the rights of the holders of such New Security to the end that the provisions of this Section 5 (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly as may be, with respect to any shares of capital stock, securities, cash, assets or other property to be deliverable thereafter upon the conversion of such New Security.

(f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms tobe observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C-1 Preferred against impairment. In the event a holder shall elect to convert any shares of Series C-1 Preferred as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or enjoining conversion of all or of said shares of Series C-1 Preferred shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 100% of the Liquidation Preference Amount of the Series C-1 Preferred such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of Conversion Shares issuable upon conversion of the Series C-1 Preferred pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series C-1 Preferred a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of any holder of Series C-1 Preferred at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of Conversion Shares and the amount, if any, of other shares of capital stock, securities, cash, assets or other property which at the time would be received upon the conversion of a share of Series C-1 Preferred.

(h) Issue Taxes. The Company shall pay any and all issue, stock transfer, documentary stamp and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of the Series C-1 Preferred, Conversion Shares, Dividend Shares or shares of Common Stock or other securities issued on account of Series C-1 Preferred pursuant hereto or certificates representing such shares or securities. provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of Conversion Shares requested by any holder to a person other than such holder, but only to the extent such transfer taxes exceed the transfer taxes that would have been payable had the Conversion Shares been delivered to such holder.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by electronic mail, by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to theholder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series C- 1 Preferred at least thirty (30) days prior to the date on which the Company closes its books or takes a record (i) with respect to any dividend or distribution upon the Common Stock, (ii) with respect to any pro rata subscription offer to holders of Common Stock or (iii) for determining rights to vote with respect to any Organic Change, Liquidation Event or Change of Control and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series C-1 Preferred at least twenty (20) days prior to the date on which any Organic Change, Liquidation Event or Change of Control will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C-1 Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing sales price of the Common Stock, as reported on the applicable Trading Market for the five (5) consecutive Trading Days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

(k) Reservation of Common Stock. The Company shall, so long as any shares of Series C-1 Preferred are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series C-1 Preferred and paying dividends on the Series C-1 Preferred (assuming the Company elects to pay all dividends in shares of Common Stock), such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series C-1 Preferred then outstanding and payment of dividends hereunder (assuming the Company elects to pay all dividends in shares of Common Stock). provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the shares of Series C-1 Preferred are at any time convertible. The initial number of shares of Common Stock reserved as Conversion Shares andeach increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series C-1 Preferred based on the number of shares of Series C-1 Preferred held by each holder of record at the time of issuance of the Series C-1 Preferred or increase in the number of reserved shares, as the case may be.In the event a holder shall sell or otherwise transfer any of such holder's shares of Series C-1 Preferred, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any Person which does not hold any shares of Series C-1 Preferred shall be allocated to the remaining holders of Series C-1 Preferred, pro rata based on the number of shares of Series C-1 Preferred then held by such holder. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series C-1 Preferred and payment of dividends on the Series C-1 Preferred (assuming the Company elects to pay all dividends in shares of Common Stock), the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(l) Retirement of Series C-1 Preferred. Conversion of shares of Series C-1 Preferred shall be deemed to have been effected on the Voluntary Conversion Date or Mandatory Conversion Date, as applicable. In the case of a Voluntary Conversion, upon conversion of only a portion of the number of shares of Series C-1 Preferred represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder, at the expense of the Company, a new certificate covering the number of shares of Series C-1 Preferred representing the unconverted portion of the certificate so surrendered as required by Section 5(c)(i).

(m) Regulatory Compliance. If any shares of Common Stock to be reserved as Conversion Shares or Dividend Shares require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

(n) Validity of Shares. All Series C-1 Preferred, Conversion Shares, Dividend Shares and shares of Common Stock or other securities issued on account of Series C-1 Preferred pursuant hereto or certificates representing such shares or securities will, upon issuance by the Company, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto.

6. No Preemptive Rights. Except as provided in Section 5 hereof, no holder of the Series C-1 Preferred shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms (subject to Section 9 hereof) and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

7. Redemption.

(a) Redemption at Option of Holders. At any time and from time to time from and after the third (3rd) anniversary of the Issuance Date, or in the event of the consummation of a Change of Control (as defined in Section 7(c) below), if any shares of Series C-1 Preferred are outstanding, then each holder of Series C-1 Preferred shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Company to redeem all or any portion of such holder’s shares of Series C-1 Preferred at the Liquidation Preference Amount per share of Series C-1 Preferred, plus an amount equal to all accrued but unpaid dividends, if any, on the Holder Redemption Date (as defined below) (such price, the “Holder Redemption Price”), which Holder Redemption Price shall be paid in cash.

(b) Redemption Option Upon Change of Control. In addition to any other rights of the Company or the holders of Series C-1Preferred contained herein, simultaneous with the occurrence of a Change ofControl, the Company, at its option, shall have the right to redeem all, but not less than all, of the outstanding Series C-1 Preferred in cash at a price per share of Series C-1 Preferred equal to 115% of the LiquidationPreference Amount plus all accrued and unpaid dividends, if any, as of the date of delivery of the Notice of Redemption at Option of Company Upon Change of Control (as defined below) (the “Change of Control Redemption Price”). Notwithstanding the foregoing to the contrary, the Company may effect a redemption pursuant to this Section 7(b) only if the Company is in material compliance with the terms and conditions of this Certificate of Designations.

Issuance Date:

(c) “Change of Control”. “Change of Control” shall mean anyof the following occurring after the

(i)     a sale, conveyance or disposition of all or substantially all of the assets of the Company and any direct and/or indirect subsidiaries of the Company, taken as a whole (including by or through the sale, conveyance or other disposition of the capital stock of, or reorganization, merger, share exchange, consolidation or other business combination involving, any direct and/or indirect subsidiary or subsidiaries of the Company, if substantially all of theassets of the Company and any direct and/or indirect subsidiaries of the Company, taken as a whole, are held by such subsidiary or subsidiaries);

(ii) a reorganization, merger, share exchange, consolidation or other business combination of the Company with or into any other entity in which transaction the Persons who hold more than fifty percent (50%) of the total voting power of the voting securities of the Company (or, if the Company is not the acquiring, resulting or surviving entity in such transaction, such acquiring, resulting or surviving entity) immediately after such transaction are not Persons who, immediately prior to such transaction, held more than fifty percent (50%) of the total voting power of the voting securities of the Company; or

(iii) an acquisition (in one transaction or a series of related transactions) of voting securities ofthe Company representing in the aggregate more than fifty percent (50%) of the total voting power of the voting securities of the Company (after giving effect to such acquisition) by any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of Persons;provided, however, that any transaction pursuant to which Neal Goldman, on his own and not part of a group, acquires more than fifty percent (50%) of the total voting power of the voting securities of the Company (after giving effect to such acquisition) shall not constitute a “Change of Control” hereunder.

Any Change of Control shall be deemed a Liquidation Event hereunder (a “Deemed Liquidation Event”), unless such treatment is waived in writing by the Majority Holders, and in the event of any such Deemed Liquidation Event, each holder of Series C-1 Preferred shall receive payment of the Liquidation Preference Amount in accordance with Section 4.

(d) Mechanics of Redemption at Option of Company Upon Change of Control. At any time within ten (10) days prior to the consummation of a Change of Control, theCompany may elect to redeem, effective immediately prior to the consummation of such Change of Control, all (but not less than all) of the Series C-1 Preferred then outstanding by delivering written notice thereof viafacsimile and overnight courier (“Notice of Redemption at Option of Company Upon Change of Control”) to each holder of Series C-1 Preferred, which Notice of Redemption at Option of Company Upon Change of Control shall indicate (i) the number of shares of Series C-1 Preferred that the Company is electing to redeem from such holder (which shall not be less than all of the shares of Series C-1 Preferred owned by such holder) and (ii) the Change of Control Redemption Price, as calculated pursuant to Section 7(b) above. The Change of Control Redemption Price shall be paid in cash in accordance with Section 7(b) of this Certificate of Designations. On or prior to the Change of Control, the holders of Series C-1 Preferred shall surrender to the Company the certificate or certificates representing such shares, in the manner and at the place designated in the Notice of Redemption at Option of Company Upon Change of Control. The Company shall deliver the Change of Control Redemption Price immediately prior to or simultaneously with the consummation of the Change of Control. provided that a holder's Preferred Stock Certificates shall have been so delivered to the Company (or an indemnification undertaking with respect to such Preferred Stock Certificates in the event of their loss, theft or destruction). From andafter the Change of Control transaction, unless there shall have been a default in payment of the Change of Control Redemption Price, all rights of the holders of Series C-1 Preferred as a holder of such Series C-1 Preferred (except the right to receive the Change of Control Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to shares of Series C-1 Preferred, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Notwithstanding the foregoing to the contrary, nothing contained herein shall limit a holder’s ability to convert its shares of Series C-1 Preferred following the receipt of the Notice of Redemption at Option of Company Upon Change of Control and prior to the consummation of the Change of Control transaction.

(e) Mechanics of Redemption at Option of Holders Upon Change of Control. From and after the third (3rd) anniversary of the Issuance Date or at any time within ten (10) days prior to, or at any time after, the consummation of a Change of Control, any holder of Series C-1 Preferred may elect to exercise its Holder Redemption Right by delivering a written notice (a “Holder Redemption Notice”) to the Company of such election. The date upon which such Holder Redemption Notice is delivered to the Company is the “Holder Redemption Notice Date”. The Company shall, on the date proposed in the Holder Redemption Notice for the redemption of the Series C-1 Preferred (which date shall not be less than ten (10) days after the Holder Redemption Notice Date, except that if a Holder Redemption Notice is delivered in connection with and prior to the consummation of a Change of Control, then such date shall be the date on which such Change of Control is consummated) (the “Holder Redemption Date”), redeem each outstanding share of Series C-1 Preferred set forth in the Holder Redemption Notice at the Holder Redemption Price. The Holder Redemption Price for each share of Series C-1Preferred owned by a holder who has exercised its Holder Redemption Right shall be paid to such holder by delivering a check or by wire transfer of immediately available funds to such holder at the address or in accordance with the wire transfer instructions (as applicable) of such holder as set forth in the Holder Redemption Notice.

8. Inability to Fully Convert.

(a) Holder's Option if Company Cannot Fully Convert. In addition to any other right that a holder of Series C-1 Preferred might have, if, upon the Company's receipt of a Conversion Notice, the Company cannot issue Conversion Shares issuable pursuant to such Conversion Notice because the Company (x) notwithstanding Section 5(k), does not have a sufficient number of shares of Common Stock authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self- regulatory organization with jurisdiction over the Company or its securities from issuing all of the Conversion Shares to be issued to a holder of Series C-1 Preferred pursuant to a Conversion Notice, then the Company shall issue as many Conversion Shares as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(c)(iii) above and, with respect to the unconverted Series C-1 Preferred, the holder, solely at such holder's option, can elect, within five (5)business days after receipt of an Inability to Fully Convert Notice (as defined below) from the Company thereof to:

(i) if the Company's inability to fully convert Series C-1 Preferred is pursuant to Section 8(a)(y) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(c)(iii) above. or

(ii) void its Conversion Notice with respect to all or a portion of the Conversion Shares covered by such Conversion Notice and retain or have returned, as the case may be, the shares of Series C-1 Preferred that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

(b) Mechanics of Fulfilling Holder's Election. The Company shall promptly send via electronic mail or facsimile to a holder of Series C-1 Preferred, upon receipt of electronic mail or facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Section 8(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the “Inability to Fully Convert Notice”). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, and (ii) the number of shares of Series C-1 Preferred which cannot be converted. Such holder shall notify the Company of its election pursuant to Section 8(a) above by delivering written notice via electronic mail or facsimile to the Company (“Notice in Response to Inability to Convert”).

(c) Pro Rata Conversion. In the event the Company receives a Conversion Notice from more than one holder of Series C-1 Preferred on the same day and the Company can convert some, but not all, of the Series C-1 Preferred pursuant to this Section 8, the Company shall convert from each holder of Series C-1 Preferred electing to have Series C-1 Preferred converted at such time an amount equal to such holder's prorata amount (based on the number of shares of Series C-1 Preferred held each such holder who desires to convert such shares on such date relative to the total number of shares of Series C-1 Preferred held by all such holders who desire to convert such shares on such date) of all shares of Series C-1 Preferred being converted at such time.

9. Protective Provisions. Notwithstanding anything herein to the contrary, the Company shall not, without obtaining the approval (by vote or written consent) of the Majority Holders:

(a) create, or authorize the creation of, any class or series of shares of capital stock or other securities, or issue, or authorize the issuance of, any class or series of shares of capital stock or other securities that ranks senior to or on a parity with the Series C-1 Preferred in any respect;

(b) amend, supplement or otherwise modify any class or series of shares of capital stock or other securities so that such shares or securities, after giving effect to such amendment, supplement or modification, rank senior to or on a parity with the Series C-1 Preferred in any respect;

(c) issue, or authorize the issuance of, any additional shares of Series B Preferred, or amend, supplement or otherwise modify any of the powers, designations, preferences, privileges, rights, terms or conditions of the Series B Preferred;

(d) permit any subsidiary of the Company to issue any shares of capital stock or other securities, other than issuances of shares of capital stock or other securities to the Company or to a wholly-owned subsidiary of the Company;

(e) sell, lease or otherwise dispose of intellectual property rights owned by or licensed to the Company or any subsidiary of the Company; and

(f) create, or authorize the creation of,or incur, or authorize the incurrence of, any Indebtedness, other than Permitted Indebtedness, or permit any subsidiary of the Company to take any such action.

“Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $500,000 in the aggregate for all such liabilities and amounts (other than trade accounts payable incurred in the ordinary course of business) and (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

“Permitted Indebtedness” means all indebtedness of the Company outstanding on the Issuance Date and set forth on the“Disclosure Schedule” to the Securities Purchase Agreement, dated as of the Issuance Date, by and among the Company and the initial purchasers of the Series C-1 Preferred.

10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Majority Holders shall be required forany amendment, supplement, modification or other change (including any amendment, supplement, modification, alteration, repeal or other change that is made pursuant to or in connection with a merger, consolidation or other business combination of or involving the Company) to (i) the Company's Certificate of Incorporation which would amend, alter, change or repeal, or otherwise adversely affect, any of the powers, designations, preferences, privileges and rights of the Series C-1Preferred or (ii) this Certificate of Designations (including any amendment, supplement, modification or other change that results in the authorization, creation or designation of additional shares of Series C- 1 Preferred).

11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of theloss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series C-1 Preferred, and, in the case of loss, theft or destruction, of an indemnification undertaking by the holder to the Company (in form and substance satisfactory to the Company) and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. provided, however, the Company shall not be obligated to reissue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series C-1 Preferred into Common Stock and complies with its obligations to issue Conversion Shares set forth herein.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations.Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series C-1 Preferred and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach, the holders of the Series C-1 Preferred shall be entitled, in addition to allother available remedies, to an injunction restraining any breach or the Series C-1 Preferred holders' reasonable perception of a threatened breach by the Company of the provisions of this Certificate of Designations, without the necessity of showing economic loss and without any bond or other security being required.

13. Specific Shall Not Limit General. Construction. No specific provision containedin this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company andall initial purchasers of the Series C-1 Preferred and shall not be construed against any person as the drafter hereof.

14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series C-1 Preferred in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate of Designations and does affirm the foregoing as true this   th day of July, 2020.

IMAGEWARE SYSTEMS, INC.

By:
Name: Jonathan Morris
Title: Chief Financial Officer

EXHIBIT I

IMAGEWARE SYSTEMS, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock (“Series C-1 Preferred”) of ImageWare Systems, Inc. (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series C-1 Preferred, parvalue $0.01 per share (the “Preferred Shares”), of ImageWare Systems, Inc., a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Series C-1 Preferred specified below as of the date specified below.

Date of Conversion:

Number of shares of Series C-1 Preferred to be converted: Stock certificate no(s). of Series C-1 Preferred to be converted: Please confirm the following information: Conversion Price: Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Please issue the Common Stock into which the shares of Series C-1 Preferred are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:

Facsimile Number:

Name of bank/broker due to receive the underlying Common Stock:

Bank/broker's four digit “DTC” participant number (obtained from the receiving bank/broker):
Authorization:

By:
Title:
Dated: